NSA  ~ NETHERLAND, SEWELL.
      & ASSOCIATES, INC.

                                                                    EXHIBIT 23.2










         CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference to our reserve reports dated as of December 31, 2002, 2001 and 2000, each of which is included in the Annual Report on Form 10-K of The Williams Companies for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such Annual Report.


                                  NETHERLAND, SEWELL & ASSOCIATES. INC.



                                  By:    /s/ Dan Paul Smith
                                     -----------------------------------
                                         Dan Paul Smith
                                         Senior Vice President


Dallas, Texas
March 17, 2003